POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints MALLARY REZNIK, TRINA SANDOVAL, and JOHNPAUL VAN MAELE or each of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in all capacities, to sign any and all Registration Statements and amendments (including pre-and post-effective amendments) to the Registration Statements listed below, for which THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK serves as Depositor or is Registrant, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as they might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; (iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS:

Registrant Name	File Nos.
FS Variable Separate Account	Under the Securities Act of 1933:
	333-178845	333-178844	333-178859	333-178852
	333-178848	333-178849	333-178857	333-178853
	333-178842	333-178843	333-178855	333-178847
	333-178841	333-178854	333-178850	333-178846
	333-198224	333-234490	333-234491
Under the Investment Company Act of 1940:
811-08810
FS Variable Separate Account Five	Under the Securities Act of 1933:
	333-178860	333-178858	333-178862	333-178856
Under the Investment Company Act of 1940:
811-08369
USL Separate Account USL A	Under the Securities Act of 1933:
	333-171496	333-171503	333-171502	333-171501
	333-171499	333-171495	333-171500	333-234492
Under the Investment Company Act of 1940:
811-04865
USL Separate Account VL-R	Under the Securities Act of 1933:
	333-149403	333-79471	333-57062	333-234493
	333-151575	333-105246	333-105762
	333-234494	333-234495	333-137941
Under the Investment Company Act of 1940:
811-09359
USL Separate Account RS	Under the Securities Act of 1933:
	333-283464	333-283466	333-283468	333-283470
	333-283465	333-283467
Under the Investment Company Act of 1940:
811-24014
The United States Life Insurance	Under the Securities Act of 1933:
Company in the City of New York	333-[ ] (to be determined)
Under the Investment Company Act of 1940:
Not Applicable

POWERS OF ATTORNEY

Signature	Title	Date

/s/ CHRISTOPHER B. SMITH	Director, Chairman of the Board and President	January 10, 2025
CHRISTOPHER B. SMITH	(Principal Executive Officer)

/s/ CHRISTOPHER P. FILIAGGI	Director, Senior Vice President, and Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)	January 08, 2025
CHRISTOPHER P. FILIAGGI

/s/ WILLIAM J. CARR	Director	January 08, 2025
WILLIAM J. CARR

/s/ TIMOTHY M. HESLIN	Director	January 08, 2025
TIMOTHY M. HESLIN

/s/ GLEN D. KELLER	Director	January 10, 2025
GLEN D. KELLER

/s/ LISA M. LONGINO	Director	January 08, 2025
LISA M. LONGINO

/s/ JONATHAN J. NOVAK	Director	January 08, 2025
JONATHAN J. NOVAK

/s/ SANDRA M. MCDERMOTT	Director	January 08, 2025
SANDRA M. MCDERMOTT

/s/ BRYAN A. PINSKY	Director	January 08, 2025
BRYAN A. PINSKY